UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2013

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On January 25, 2013, registrant issued a press release entitled “Halliburton Announces Fourth Quarter Income From Continuing Operations of $0.63 Per Diluted Share.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FOURTH QUARTER INCOME
FROM CONTINUING OPERATIONS OF $0.63 PER DILUTED SHARE

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that income from continuing operations for the fourth quarter of 2012 was $589 million, or $0.63 per diluted share. This compares to reported income from continuing operations for the third quarter of 2012 of $608 million, or $0.65 per diluted share. Adjusted income from continuing operations for the third quarter of 2012 was $625 million, or $0.67 per diluted share, excluding a $30 million after-tax ($0.03 per diluted share) acquisition-related charge and a $13 million after-tax ($0.01 per diluted share) gain from the settlement of a patent infringement case.

Halliburton's total revenue in the fourth quarter of 2012 was $7.3 billion, compared to $7.1 billion in the third quarter of 2012. Total operating income was $981 million in the fourth quarter of 2012, compared to $954 million in the third quarter of 2012. Strong growth in our international regions, particularly in Middle East/Asia and Latin America, more than offset seasonally lower activity levels in North America.

Halliburton's total revenue was $28.5 billion for the full year 2012, an increase of $3.7 billion, or 15%, from 2011. Total operating income decreased $578 million, or 12%, from 2011 mainly due to higher guar costs and pricing pressure for production enhancement services in North America and a $300 million charge for an estimated loss contingency related to the Macondo well incident. Income from continuing operations for the full year 2012 was $2.6 billion, or $2.78 per diluted share, compared to full year 2011 income from continuing operations of $3.0 billion, or $3.26 per diluted share.

“I am very proud to say that our company delivered industry-leading revenue growth in 2012, resulting in a record year,” commented Dave Lesar, chairman, president and chief executive officer.

“From a revenue perspective, we set new records this year in all of our regions and both of our divisions. From an operating income perspective, we achieved new records in our Latin America region and in five of our twelve product lines.

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Halliburton/Page 2

“In the fourth quarter, revenue of $7.3 billion was up 3% sequentially and represents the highest quarterly revenue in company history. All three of our international regions and eight of our twelve product lines set new revenue records.

“Fourth quarter operating income of $981 million was flat with adjusted results from the prior quarter. These results were driven by our international regions, where we also saw fourth quarter revenue and operating income growth of 20% and 39%, respectively, compared to the fourth quarter of 2011. I am also proud to say that both our Latin America and Middle East/Asia regions, as well as our completion tools product line, achieved record operating income.

“Latin America revenue was up 14% sequentially, despite a 2% drop in the rig count, and adjusted operating income increased 25% sequentially. Increased drilling fluids service activity, along with higher software sales in Mexico and Colombia, led the growth for the region.

“In the Eastern Hemisphere, revenue grew 11% sequentially, and operating income increased 35% sequentially, driven by year-end sales of completion tools, software, and other equipment. We believe activity levels will continue to grow in 2013, and anticipate full-year margins should average in the upper teens.

“Sequentially, Middle East/Asia revenue and operating income increased 14% and 46%, respectively. The growth was driven by higher year-end software, equipment, and completion tools sales, as well as increased service activity in Saudi Arabia and Australia.

“In Europe/Africa/CIS, we saw revenue and operating income increase 8% and 23%, respectively, compared to the prior quarter. The improvement was driven by the seasonally higher year-end completion tool sales in Angola and the North Sea, greater demand for drilling services in the North Sea and Russia, and increased service activity in East Africa.

“North America revenue was down 5% compared to the previous quarter, in line with the sequential 5% drop in the United States land rig count. Operating income was down 22% compared to adjusted third quarter results, driven mainly by an unusually high post-Thanksgiving decline in activity levels with key customers, increased consumption of our high priced supply of guar, and continued pricing pressure around hydraulic fracturing contracts.

“Our North America margins are also temporarily being negatively impacted by the upfront roll out costs of our Frac of the Future initiative, by our commitment to our customers to remain active in the North America natural gas basins at lower margins, and by our decision to stack equipment during the fourth quarter.

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Halliburton/Page 3

“In 2013, we anticipate the North America rig count will improve from fourth quarter levels but will be down slightly compared to 2012. We are committed to our leadership position in North America, and are focused on rebuilding margins as we recover from last year's elevated guar costs, reap the benefits of our strategic initiatives, and look at all of our costs. Lastly, we remain laser-focused on capital discipline, especially in pressure pumping,” concluded Lesar.

2012 Fourth Quarter Results

Completion and Production
Completion and Production (C&P) revenue in the fourth quarter of 2012 was $4.3 billion, an increase of $44 million, or 1%, from the third quarter of 2012. Higher completion activity in the Gulf of Mexico and increased direct sales internationally more than offset seasonally lower activity levels in the United States land market.

C&P operating income in the fourth quarter of 2012 was $603 million, an increase of $12 million, or 2%, from the third quarter of 2012. Excluding the impact of the acquisition-related charge in the third quarter, C&P operating income decreased $36 million, or 6%. North America C&P operating income decreased $68 million, or 18%, compared to the third quarter of 2012. Excluding the third quarter acquisition-related charge, North America C&P operating income decreased $108 million, or 26%, from the third quarter of 2012, primarily due to seasonally affected activity levels, higher input costs, and pricing pressure associated with production enhancement services. Latin America C&P operating income improved $17 million, or 43%, compared to the third quarter of 2012. Excluding the third quarter acquisition-related charge, Latin America C&P operating income improved $9 million, or 19%, compared to the third quarter of 2012, as improved profitability in Argentina more than offset lower completions activity in Mexico. Europe/Africa/CIS C&P operating income increased $19 million, or 22%, from the third quarter of 2012, driven by increased completions activity in Angola and Norway. Middle East/Asia C&P operating income improved $44 million, or 55%, compared to the third quarter of 2012, as a result of higher activity in most product lines in Saudi Arabia and Australia, as well as increased direct sales in China and Saudi Arabia.

Drilling and Evaluation
Drilling and Evaluation (D&E) revenue in the fourth quarter of 2012 was $3.0 billion, an increase of $135 million, or 5%, from the third quarter of 2012, as higher drilling activity in Latin America and year-end software sales more than offset seasonally lower activity levels in the United States land market.

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Halliburton/Page 4

D&E operating income in the fourth quarter of 2012 was $484 million, an increase of $54 million, or 13%, from the third quarter of 2012. North America D&E operating income decreased $24 million, or 14%, from the third quarter of 2012, primarily due to lower drilling and wireline activity in the United States land market, which was partially offset by increased demand for drilling services in Canada and the Gulf of Mexico and year-end software sales. Latin America D&E operating income increased $30 million, or 28%, from the third quarter of 2012, as increased software sales, fluids activity, and consulting services in Mexico and Colombia were partially offset by lower wireline activity and software sales in Brazil. Europe/Africa/CIS D&E operating income increased $16 million, or 25%, from the third quarter of 2012 as a result of increased demand for drilling services in the North Sea, year-end software sales in Russia, and higher wireline profitability in Angola, which were partially offset by lower profitability for fluid services in Norway. Middle East/Asia D&E operating income increased $32 million, or 37%, from the third quarter of 2012, due to seasonally higher year-end software and activity improvements across the region.

Corporate and Other
During the fourth quarter of 2012, Halliburton invested an additional $36 million, pre-tax, in strategic projects aimed at strengthening Halliburton's North America service delivery model and repositioning technology, supply chain, and manufacturing infrastructure to support projected international growth. Halliburton expects to continue funding this effort in 2013.

Significant Recent Events and Achievements

•
Halliburton was selected by TNK-BP to provide an integrated services solution to increase production from the complex and challenging tight oil reserves in the Em-Yoga license area of Russia's Krasnoleninskoe oil and natural gas field in Nyagan, Western Siberia. The two-year contract calls for Halliburton to provide subsurface consulting, project management, well construction, and completion services, including directional drilling, logging-while-drilling, fluids, bits, cementing, completion tools, coiled tubing, and multistage fracturing stimulation services, for multiple wells in Nyagan.

•
Halliburton, Apache Corporation, and Caterpillar have developed innovative dual-fuel technology capable of safely and efficiently powering the pumping equipment used for fracturing treatments with a mixture of natural gas and diesel.

•	Halliburton was recognized at the 11th Annual World Oil Awards with two
"Best" awards for its Frac of the Future equipment suite in the Best Health, Safety, Environment/Sustainable Development Onshore category and DecisionSpace® well planning software in the Best Visualization and Collaboration category.

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Halliburton/Page 5

Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With more than 72,000 employees, representing 140 nationalities in approximately 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company's website at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: results of litigation, settlements, and investigations; actions by third parties, including governmental agencies; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; indemnification and insurance matters; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and natural gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2011, Form 10-Q for the quarter ended September 30, 2012, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31		September 30
	2012	2011	2012
Revenue:
Completion and Production	$4,337	$4,328	$4,293
Drilling and Evaluation	2,953	2,736	2,818
Total revenue	$7,290	$7,064	$7,111
Operating income:
Completion and Production	$603	$1,087	$591
Drilling and Evaluation	484	480	430
Corporate and other	(106)	(137)	(67)
Total operating income	981	1,430	954
Interest expense, net	(73)	(69)	(71)
Other, net	(9)	(7)	(6)
Income from continuing operations before income taxes	899	1,354	877
Provision for income taxes	(307)	(447)	(267)
Income from continuing operations	592	907	610
Income (loss) from discontinued operations, net (a)	80	—	(6)
Net income	$672	$907	$604
Noncontrolling interest in net income of subsidiaries	(3)	(1)	(2)
Net income attributable to company	$669	$906	$602
Amounts attributable to company shareholders:
Income from continuing operations	$589	$906	$608
Income (loss) from discontinued operations, net (a)	80	—	(6)
Net income attributable to company	$669	$906	$602
Basic income per share attributable to company
shareholders:
Income from continuing operations	$0.63	$0.98	$0.66
Income (loss) from discontinued operations, net (a)	0.09	—	(0.01)
Net income per share	$0.72	$0.98	$0.65
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$0.63	$0.98	$0.65
Income (loss) from discontinued operations, net (a)	0.09	—	—
Net income per share	$0.72	$0.98	$0.65
Basic weighted average common shares outstanding	928	921	928
Diluted weighted average common shares outstanding	931	923	930

(a)
Includes an $80 million tax benefit in the three months ended December 31, 2012 related to a payment to Petrobras under a guarantee relating to work performed on the Barracuda-Caratinga project by KBR, Inc.

See Footnote Table 1 for a list of significant items included in operating income.
See Footnote Table 3 for adjusted total operating income excluding certain items.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended December 31
	2012	2011
Revenue:
Completion and Production	$17,380	$15,143
Drilling and Evaluation	11,123	9,686
Total revenue	$28,503	$24,829
Operating income:
Completion and Production	$3,144	$3,733
Drilling and Evaluation	1,675	1,403
Corporate and other (a)	(660)	(399)
Total operating income	4,159	4,737
Interest expense, net	(298)	(263)
Other, net	(39)	(25)
Income from continuing operations before income taxes	3,822	4,449
Provision for income taxes	(1,235)	(1,439)
Income from continuing operations	2,587	3,010
Income (loss) from discontinued operations, net (b) (c)	58	(166)
Net income	$2,645	$2,844
Noncontrolling interest in net income of subsidiaries	(10)	(5)
Net income attributable to company	$2,635	$2,839
Amounts attributable to company shareholders:
Income from continuing operations	$2,577	$3,005
Income (loss) from discontinued operations, net (b) (c)	58	(166)
Net income attributable to company	$2,635	$2,839
Basic income per share attributable to company
shareholders:
Income from continuing operations	$2.78	$3.27
Income (loss) from discontinued operations, net (b) (c)	0.07	(0.18)
Net income per share	$2.85	$3.09
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$2.78	$3.26
Income (loss) from discontinued operations, net (b) (c)	0.06	(0.18)
Net income per share	$2.84	$3.08
Basic weighted average common shares outstanding	926	918
Diluted weighted average common shares outstanding	928	922

(a)	Includes, among other items, a $300 million, pre-tax, charge in 2012 related to the Macondo well incident.
(b)	Includes an $80 million tax benefit in 2012 related to a payment to Petrobras under a guarantee relating to work performed on the Barracuda-Caratinga project by KBR, Inc.
(c)	Includes, among other items, a $163 million loss in 2011 for an arbitration award against KBR, Inc. relating to the Barracuda-Caratinga project, a project for which we had provided a guarantee.
See Footnote Table 2 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	December 31
	2012	2011
Assets
Current assets:
Cash and equivalents	$2,484	$2,698
Receivables, net	5,787	5,084
Inventories	3,186	2,570
Other current assets (a)	1,629	1,225
Total current assets	13,086	11,577

Property, plant, and equipment, net	10,257	8,492
Goodwill	2,135	1,776
Other assets (b)	1,932	1,832
Total assets	$27,410	$23,677

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,041	$1,826
Accrued employee compensation and benefits	930	862
Other current liabilities	1,781	1,433
Total current liabilities	4,752	4,121

Long-term debt	4,820	4,820
Other liabilities	2,048	1,520
Total liabilities	11,620	10,461

Company shareholders’ equity	15,765	13,198
Noncontrolling interest in consolidated subsidiaries	25	18
Total shareholders’ equity	15,790	13,216
Total liabilities and shareholders’ equity	$27,410	$23,677

(a)	Includes $270 million of investments in fixed income securities at December 31, 2012 and $150 million of fixed income securities at December 31, 2011.
(b)	Includes $128 million of investments in fixed income securities at December 31, 2012.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Year Ended
	December 31
	2012	2011
Cash flows from operating activities:
Net income	$2,645	$2,844
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, depletion, and amortization	1,628	1,359
Loss contingency for Macondo well incident	300	—
(Income) loss from discontinued operations	(58)	166
Other, primarily working capital	(861)	(685)
Total cash flows from operating activities	3,654	3,684

Cash flows from investing activities:
Capital expenditures	(3,566)	(2,953)
Purchases of investment securities	(506)	(501)
Sales of property, plant, and equipment	395	160
Sales of investment securities	258	1,001
Acquisitions, net of cash acquired	(214)	(880)
Other	(55)	(17)
Total cash flows from investing activities	(3,688)	(3,190)

Cash flows from financing activities:
Dividends to shareholders	(333)	(330)
Proceeds from long-term borrowings, net of offering costs	—	978
Other	161	185
Total cash flows from financing activities	(172)	833

Effect of exchange rate changes on cash	(8)	(27)
Increase (decrease) in cash and equivalents	(214)	1,300
Cash and equivalents at beginning of year	2,698	1,398
Cash and equivalents at end of year	$2,484	$2,698

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31		September 30
Revenue by geographic region:	2012	2011	2012
Completion and Production:
North America	$2,830	$3,148	$2,978
Latin America	396	312	373
Europe/Africa/CIS	569	497	523
Middle East/Asia	542	371	419
Total	4,337	4,328	4,293
Drilling and Evaluation:
North America	923	962	965
Latin America	687	565	579
Europe/Africa/CIS	645	588	605
Middle East/Asia	698	621	669
Total	2,953	2,736	2,818
Total revenue by region:
North America	3,753	4,110	3,943
Latin America	1,083	877	952
Europe/Africa/CIS	1,214	1,085	1,128
Middle East/Asia	1,240	992	1,088

Operating income by geographic region:
Completion and Production:
North America	$315	$940	$383
Latin America	57	51	40
Europe/Africa/CIS	107	44	88
Middle East/Asia	124	52	80
Total	603	1,087	591
Drilling and Evaluation:
North America	150	178	174
Latin America	136	119	106
Europe/Africa/CIS	79	65	63
Middle East/Asia	119	118	87
Total	484	480	430
Total operating income by region:
North America	465	1,118	557
Latin America	193	170	146
Europe/Africa/CIS	186	109	151
Middle East/Asia	243	170	167
Corporate and other	(106)	(137)	(67)
Total operating income	$981	$1,430	$954

See Footnote Table 1 for a list of significant items included in operating income.
See Footnote Table 3 for adjusted total operating income excluding certain items.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Year Ended December 31
Revenue by geographic region:	2012	2011
Completion and Production:
North America	$12,157	$10,907
Latin America	1,415	1,117
Europe/Africa/CIS	2,099	1,746
Middle East/Asia	1,709	1,373
Total	17,380	15,143
Drilling and Evaluation:
North America	3,847	3,506
Latin America	2,279	1,865
Europe/Africa/CIS	2,411	2,210
Middle East/Asia	2,586	2,105
Total	11,123	9,686
Total revenue by region:
North America	16,004	14,413
Latin America	3,694	2,982
Europe/Africa/CIS	4,510	3,956
Middle East/Asia	4,295	3,478

Operating income by geographic region:
Completion and Production:
North America	$2,260	$3,341
Latin America	206	159
Europe/Africa/CIS	347	48
Middle East/Asia	331	185
Total	3,144	3,733
Drilling and Evaluation:
North America	680	641
Latin America	393	305
Europe/Africa/CIS	246	191
Middle East/Asia	356	266
Total	1,675	1,403
Total operating income by region:
North America	2,940	3,982
Latin America	599	464
Europe/Africa/CIS	593	239
Middle East/Asia	687	451
Corporate and other	(660)	(399)
Total operating income	$4,159	$4,737

See Footnote Table 2 for a list of significant items included in operating income.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2011		September 30, 2012
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
North America
Acquisition-related charge	$—	$—	$(40)	$(0.02)
Latin America
Acquisition-related charge	—	—	(8)	(0.01)
Corporate and other:
Environmental charge	(24)	(0.02)	—	—
Patent infringement case settlement	—	—	20	0.01

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Year Ended		Year Ended
	December 31, 2012		December 31, 2011
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
North America
Acquisition-related charge	$(40)	$(0.02)	$—	$—
Latin America
Acquisition-related charge	(8)	(0.01)	—	—
Europe/Africa/CIS
Asset impairment charge	—	—	(25)	(0.02)
Employee separation costs	—	—	(5)	(0.01)
Libya reserve	—	—	(36)	(0.03)
Middle East/Asia
Employee separation costs	—	—	(1)	—
Drilling and Evaluation:
Europe/Africa/CIS
Employee separation costs	—	—	(4)	—
Libya reserve	—	—	(23)	(0.02)
Middle East/Asia
Employee separation costs	—	—	(1)	—
Corporate and other:
Macondo-related charge	(300)	(0.20)	—	—
Patent infringement case settlement	20	0.01	—	—
Environmental charge	—	—	(24)	(0.02)

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FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Adjusted Total Operating Income Excluding Certain Items
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31		September 30
Adjusted operating income by geographic region: (a) (b)	2012	2011	2012
Completion and Production:
North America	$315	$940	$423
Latin America	57	51	48
Europe/Africa/CIS	107	44	88
Middle East/Asia	124	52	80
Total	603	1,087	639
Drilling and Evaluation:
North America	150	178	174
Latin America	136	119	106
Europe/Africa/CIS	79	65	63
Middle East/Asia	119	118	87
Total	484	480	430
Adjusted total operating income by region:
North America	465	1,118	597
Latin America	193	170	154
Europe/Africa/CIS	186	109	151
Middle East/Asia	243	170	167
Corporate and other	(106)	(113)	(87)
Adjusted total operating income	$981	$1,454	$982

(a)
Management believes that operating income adjusted for the fourth quarter of 2011 environmental-related charge and the third quarter of 2012 acquisition-related charge and settlement of a patent infringement case is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views these items to be outside of the company’s normal operating results. Management analyzes operating income without the impact of these items as an indicator of ongoing operating performance, to identify underlying trends in the business, and to establish operational goals, including segment and region operational goals. The adjustments remove the effects of these expenses.

(b)	Adjusted operating income for each segment and region is calculated as: “Operating income” less “Items Included in Operating Income.”

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FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

Three Months Ended
September 30, 2012

As reported income from continuing operations attributable to company	$608
Acquisition-related charge, net of tax (a)	30
Patent infringement case settlement, net of tax (a)	(13)
Adjusted income from continuing operations attributable to company (a)	$625

As reported diluted weighted average common shares outstanding	930

As reported income from continuing operations per diluted share (b)	$0.65
Adjusted income from continuing operations per diluted share (b)	$0.67

(a)
Management believes that income from continuing operations attributable to company adjusted for the acquisition-related charge and patent infringement case settlement is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income from continuing operations attributable to company without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these expenses. Adjusted income from continuing operations attributable to company is calculated as: “As reported income from continuing operations attributable to company” plus “Acquisition-related charge, net of tax” plus “Patent infringement case settlement, net of tax” for the quarter ended September 30, 2012.

(b)
As reported income from continuing operations per diluted share is calculated as: “As reported income from continuing operations attributable to company” divided by “As reported diluted weighted average common shares outstanding.” Adjusted income from continuing operations per diluted share is calculated as: “Adjusted income from continuing operations attributable to company” divided by “As reported diluted weighted average common shares outstanding.”

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Conference Call Details
Halliburton (NYSE:HAL) will host a conference call on Friday, January 25, 2013, to discuss the fourth quarter 2012 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Halliburton’s fourth quarter press release will be posted on the Halliburton Web site at www.halliburton.com. Please visit the Web site to listen to the call live via webcast. In addition, you may participate in the call by telephone at (703) 639-1306. A passcode is not required. Attendees should log-in to the webcast or dial-in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s Web site for seven days following the call. Also, a replay may be accessed by telephone at (888) 266-2081, passcode 1596817.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	January 25, 2013	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary